Exhibit 99.1

CannapharmaRx, Inc. Announces the Acceptance of its Offer to Purchase Assets and Facilities Located in Cremona AB

CALGARY, AB / ACCESSWIRE / January 12, 2021 / CannapharmaRx, Inc. (OTC PINK:CPMD) a future leader in ultramodern, highly efficient cannabis production facilities in Canada announced today that it has entered into a definitive agreement to purchase certain assets including the title to related fee simple lands and facility required for the cannabis cultivation and production business, located at and operated out of Cremona, Alberta. The transaction, subject to certain closing conditions, is scheduled to close in February 2021.

CannapharmaRx is purchasing the facilities, free and clear of all encumbrances other than those agreed to in the Purchase and Sale Agreement. The 55,200 square foot facility is capable of producing 5,200 kilograms of cannabis biomass per year. The facility currently holds Health Canada licenses for cultivation and sales of medical dried flower sale, as well as extract and edible sales. Additionally, the facility currently holds EU GMP Certification. Substantial floor space within the facility can be converted to incremental EU GMP drying, curing and packaging facilities. CannapharmaRx will apply to Health Canada for its own licensing approvals for all cannabis related activities.

“We are pleased to be acquiring these assets and facility that have a history of cultivation quality,” said Nick Colvin, CEO of CannapharmaRx. “This acquisition will serve as a foundational site to grow and cultivate at a level that should rival many of our larger competitors. Furthermore, buying a turn-key, technologically advanced facility places us at a competitive advantage amongst many of the companies who must construct their facilities from the ground up. Importantly, the current EU GMP Certification gives us the confidence we will be able to also receive that designation and provide product to European countries that identify with this certification,” added Colvin.

About CannaPharmaRx, Inc.

CannaPharmaRx is focused on the acquisition and development of state-of-the-art cannabis grow facilities located in Canada, and is currently in discussion with other companies regarding potential acquisitions. CannaPharmaRx's business strategy is to become a leader in high quality and low-cost production of cannabis through the development, acquisition and enhancement of existing facilities. CannaPharmaRx is committed to operating high quality facilities utilizing the latest technology in combined heat and power generation to ensure being a low-cost producer of cannabis. CannaPharmaRx is in the process of completing an application to list its common stock on the Canadian Stock Exchange with initial trading anticipated to being during the third quarter of 2020.

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Safe Harbor Statement

Cautionary Note Regarding Forward-Looking Information or Statements

This press release contains forward-looking information or statements. All statements that are or information which is not historical facts, including without limitation, statements regarding future estimates, plans, programs, forecasts, projections, objectives, assumptions, expectations or beliefs of future performance, are "forward-looking information or statements". Forward-looking information or statements can be identified by the use of words such as "plans", "expects" or "does not expect", "is expected", "estimates", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. With respect to forward-looking information and statements contained herein, Management of CannapharmaRx has made numerous assumptions including, among other things, assumptions about general business and economic conditions. Such forward-looking statements are based on assumptions and involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking information or statements. Readers are cautioned not to place undue reliance on such forward-looking information or statements. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in forward-looking information or statements. CannapharmaRx assumes no obligation to update any forward-looking information or statements, even if new information becomes available as a result of future events, new information or for any other reason except as required by law.

Contact Information for CannapharmaRx:

CannaPharmaRx Contact
Attention: Richard Brown
Ness Capital & Consulting
nesscapconsult@gmail.com
(978) 767-0048

Brokers and Analysts:

Chesapeake Group

(410) 825-3930

info@chesapeakegp.com

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